FOR RELEASE 4:30pm EST

Stockgroup Announces Management Changes in line with Strategic Plan

New York, NY. June 2, 2005 – Stockgroup Information Systems Inc., (OTCBB:SWEB, TSX-V:SWB) today announced Mr. David Gillard, CFO, has resigned from the Company to pursue other ventures.

The Company expects to announce the addition of a new CFO within the next few weeks. The current controller will temporarily fill the position while the recruitment process is concluded.

“David has played an instrumental part in Stockgroup’s past success” stated President and CEO Marcus New. “ I wish David the best as he goes forth to pursue new endeavors.”

“I am extremely proud of the Stockgroup people and products,” reports Mr. Gillard, “Now that the Company is on a solid fundamental footing and showing strong growth, I see this as a logical time to step aside to pursue new business opportunities”.

About Stockgroup Information Systems Inc.

As an online media company, Stockgroup Information Systems provides a complete financial data source for investors, investment advisory firms, press and media organizations.

To find out more about Stockgroup (OTCBB: SWEB, TSX-V: SWB) visit our website at www.stockgroup.com.

Contact:

Investor Relations

The Howard Group

David Gordon/Grant Howard

1.888.221.0915

This release has neither been approved nor disapproved by the TSX.